Tornier Appoints New Chief Financial Officer

AMSTERDAM, July 18, 2012 – Tornier, N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, announced today that it has appointed Shawn T McCormick as Chief Financial Officer, effective as of September 4, 2012.

Mr. McCormick will succeed Carmen L. Diersen, who will depart as Global Chief Financial Officer of Tornier immediately for personal reasons, but will remain as a consultant to Tornier through July 16, 2013. Douglas W. Kohrs, President and Chief Executive Officer of Tornier, will serve as Interim Chief Financial Officer until Mr. McCormick assumes the position on September 4, 2012.

Doug Kohrs, President and Chief Executive Officer, commented, “I am very pleased to welcome Shawn to our Company and confident that his extensive financial expertise and knowledge of the health care industry will enable him to successfully lead our financial operations.”

Mr. McCormick brings to Tornier approximately 20 years of experience in the medical device industry. He most recently served as Chief Operating Officer of Lutonix, Inc., a medical device company acquired by C. R. Bard, Inc. Before that, Mr. McCormick served as Senior Vice President and Chief Financial Officer of ev3 Inc., a global medical device company acquired by Covidien plc. Prior to joining ev3, Mr. McCormick served as Vice President, Corporate Development at Medtronic, Inc. Mr. McCormick joined Medtronic in July 1992 and held various finance and leadership positions during his tenure. Prior to joining Medtronic, Mr. McCormick was employed by the public accounting firm of KPMG Peat Marwick.

Mr. Kohrs continued, “We thank Carmen for her exceptional service, contribution and dedication to the Company and wish her well in her future endeavors.”

Outlook

The Company also confirmed its previously issued financial guidance for the second quarter of fiscal 2012, which is contained in Tornier’s news release issued on May 8, 2012.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include the reaffirmation of Tornier’s financial guidance for the second quarter of 2012. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions and the European sovereign debt crisis, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of approximately 90 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopedic technology stemming from its close collaboration with orthopedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

CONTACTS:

Doug Kohrs

President and Chief Executive Officer

952-426-7606

dkohrs@tornier.com

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